Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-172551) of Investors Capital Holdings, Ltd. of our report dated June 26, 2009 with respect to the consolidated financial statements of Investors Capital Holdings, Ltd. and subsidiaries as of March 31, 2009 and for the year then ended, which appears in the Annual Report on Form 10-K of Investors Capital Holdings, Ltd. for the year ended March 31, 2010.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/UHY LLP

Houston, Texas
March 24 , 2011